UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 7, 2007
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

On August 7, 2007, Registrant furnished its press release dated August 6, 2007, which provided an operational update. The text of the operational update was attached as Exhibit 99.2. In said press release, we indicated that we expected to formally close on an agreement to participate in two Southern Louisiana wells this week. During the intervening period between issuing the press release and holding our second quarter 2007 conference call on August 7, 2007, the agreement was executed. During the conference call, we disclosed that the agreement had been executed with PetroQuest Energy, LLC.

Also in said press release, we disclosed that we were in the market with a small divestiture package of non-strategic assets in the Texas Gulf Coast and Anadarko Basin, which no longer fit our capital plans. In the press release, we indicated that we may or may not move forward with all or a portion of this divestiture depending on whether the market ascribed appropriate value. During our second quarter 2007 conference call on August 7, 2007, we disclosed that approximately 28 Bcfe of oil and natural gas reserves were included within the potential divestiture package.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: August 7, 2007
	By:	/s/ Eugene B. Shepherd, Jr
Eugene B. Shepherd, Jr Executive Vice President & Chief Financial Officer